ADMINISTRATION, ACCOUNTING AND INVESTOR SERVICES AGREEMENT

      THIS AGREEMENT is made as of ___________, 2000 by and between EXCELSIOR VENTURE PARTNERS III, LLC, (the "Fund"), and PFPC INC. ("PFPC").
                        W I T N E S S E T H :

      WHEREAS, the Fund is a closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund wishes to retain PFPC to provide certain administration, accounting and investor services provided for herein, and PFPC wishes to furnish such services.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows: 1. DEFINITIONS AS USED IN THIS AGREEMENT:

      (a)   "1933 Act" means the Securities Act of 1933, as amended.

      (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

      (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's directors to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

      (d) "Change of Control" means a change in ownership or control (not including transactions between wholly owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).

      (e)   "CEA" means the Commodities Exchange Act, as amended.


      (f) "Member" shall have the same meaning given such term in the LLC Agreement (as hereinafter defined).

      (g) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

      (h) "Organizational Documents" means the Fund's LLC Operating Agreement ("LLC Agreement") and registration statement.

      (i)   "SEC" means the Securities and Exchange Commission.

      (j) "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

      (k) "Written Instructions" means (i) written instructions signed by an Authorized Person or a person reasonably believed by PFPC to be an Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system, access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Fund hereby appoints PFPC to provide administration, accounting and investor services to the Fund, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3.    DELIVERY  OF  DOCUMENTS.   The  Fund  has  provided  or,  where
      applicable, will provide PFPC with the following:

      (a) certified or authenticated copies of the resolutions of the Fund's directors, approving the appointment of PFPC or its affiliates to provide services and approving this Agreement;

      (b)   a copy of the Fund's registration of securities pursuant to
            Section 12(g) of the Securities Exchange Act of 1934 on Form
            8-A;

      (c) a copy of the Fund's notification of election to be subject to Sections 55 through 65 of the 1940 Act pursuant to Section 54(a) of the 1940 Act;

      (d) a copy of the Fund's most recent effective registration statement on Form N-2 under the 1933 Act, as filed with the SEC;

      (e)   a copy of all of the Fund's Organizational Documents;

      (f)   a copy of any distribution agreement with respect to the Fund;

      (g) a copy of any additional administration agreement with respect to the Fund;

      (h) a copy of any investor servicing agreement made with respect to the Fund; and

      (i) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

4.    COMPLIANCE WITH RULES AND REGULATIONS.

      PFPC undertakes to comply with the applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder as are specified in writing by the Fund to PFPC and agreed to in writing by PFPC. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund.

5.    INSTRUCTIONS.

      (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

      (b) PFPC shall be entitled to rely upon any Oral Instructions or Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of the Organizational Documents or this Agreement or of any vote, resolution or proceeding of the Fund's directors or Members, unless and until PFPC receives Written Instructions to the contrary.

      (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions as promptly as practicable and in any event by the close of business on the day after such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

6.    RIGHT TO RECEIVE ADVICE.

      (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

      (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may, without limitation, be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

      (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice PFPC receives from counsel , PFPC may rely upon and follow the advice of such counsel.

      (d) Protection of PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel selected with reasonable care and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

7.    RECORDS; VISITS.

      (a) The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense. Any such books and records may be maintained in the form of electronic media and stored on any magnetic disk or tape or similar recording method.

      (b)   PFPC shall keep the following records:

            (i) all books and records with respect to the Fund's books of account; and

            (ii)  records of the Fund's securities transactions.

8.    CONFIDENTIALITY.

      Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

9. LIAISON WITH ACCOUNTANTS. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to the Fund. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

10. PFPC SYSTEM. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Fund (collectively, "PFPC System Elements"). To the extent that PFPC System Elements are incorporated in any work product for the Fund, PFPC Trust hereby grants a non-exclusive, royalty-free and non-transferable license to use the PFPC System Elements in the form provided to the Fund.

11. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

12. COMPENSATION. As compensation for services set forth herein that are rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

13.   INDEMNIFICATION.

      (a) The Fund agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC takes in connection with the provision of services to the Fund. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

      (b) Notwithstanding anything in this Agreement to the contrary, neither the Fund nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such damages or loss was known by the Fund or its affiliates.

14.   RESPONSIBILITY OF PFPC.

      (a) PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC and the Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

      (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, including without limitation (subject to Section 11) delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control provided that PFPC has acted in accordance with the standard of care set forth in Section 14 (a) above; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine.

      (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates

      (d) Each party shall have a duty to mitigate damages for which the other party may become responsible.

15.   DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS.

      PFPC will perform the following accounting services with respect to each portfolio:

            (i) Journalize investment, capital and income and expense activities;

            (ii) Verify investment buy/sell trade tickets when received from the investment adviser for the portfolio (the "Adviser") and transmit trades to such portfolio's custodian(s) for proper settlement;

            (iii) Maintain individual ledgers for investment securities;
                  (iv) Maintain historical tax lots for each security; (v) Record and reconcile corporate action activity and all other capital changes;

            (vi) Reconcile cash and investment balances of the Fund with the Fund's custodian(s), and provide the Adviser with the beginning cash balance available for investment purposes.

            (vii) Update the cash availability throughout the day as
                  required by the Adviser;

            (viii) Calculate contractual expenses, including management fees and incentive allocation, as applicable, in accordance with the Fund's investment advisory agreement;

            (ix) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations in U.S. dollar terms;

            (x) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

            (xi) Control all disbursements and authorize such disbursements from the Fund's account with the custodian(s) upon Written Instructions;

            (xii) Calculate capital gains and losses;

            (xiii) Determine net income;

            (xiv) Determine applicable foreign exchange gains and losses on payables and receivables;

            (xv) Obtain daily security market quotes and currency exchange rates from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of the Fund's investments in accordance with the applicable valuation policies or guidelines provided by the Fund to PFPC and acceptable to PFPC;

            (xvi) Transmit or mail a copy of the daily portfolio valuation to the Adviser;

            (xvii) Research and recommend portfolio accounting tax
                  treatment for unique security types and other accounting developments applicable to the Fund;

            (xviii) Arrange for the computation of the net asset value in accordance with the provisions of the Fund's registration statement;

            (xix) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

            (xx) Prepare a monthly financial statement, which will include the following items:

                        Schedule of Investments
                        Statement of Assets and Liabilities
                        Statement of Operations
                        Statement of Changes in Net Assets

16.   DESCRIPTION  OF  ADMINISTRATION   SERVICES  ON  A  CONTINUOUS
      Basis.   PFPC  will   perform  the   following   administration
      services if required with respect to each portfolio:

            (i)   Prepare monthly security transaction listings;


            (ii) Supply various normal and customary Fund statistical data as requested on an ongoing basis;

            (iii) Prepare for execution and file the Fund's Federal tax returns and state tax returns;

            (iv) Coordinate contractual relationships and communications between the Fund and its contractual service providers;

            (v) Prepare and file the Fund's Annual and Semi-Annual Reports with the SEC on Form N-SAR via EDGAR;

            (vi) Coordinate printing of the Fund's annual and semi-annual shareholder reports;

            (vii) Perform such additional administrative duties relating to the administration of the Fund as may subsequently be agreed upon in writing between the Fund and PFPC; and

            (viii) As mutually agreed upon by the parties hereto in
                  separate writing, monitor and report on SEC, Internal Revenue Service and general prospectus compliance.

17. DESCRIPTION OF INVESTOR SERVICES ON A CONTINUOUS BASIS. PFPC will perform the following functions as applicable to the
      Fund:

            (i) Maintain the register of Members and enter on such register all issues, transfers and repurchases of interests in the Fund

            (ii) Arrange for the calculation of the issue and repurchase prices of interests in the Fund in accordance with the Fund's LLC Agreement;

            (iii) Allocate income, expenses, gains and losses to individual
                  Members' capital accounts in accordance with the Fund's LLC Agreement;

            (iv) Calculate the Incentive Allocation in accordance with the Fund's LLC Agreement and reallocate corresponding amounts from the applicable Members' accounts to the Adviser's account;

            (v) Prepare and mail annually to each Member a Form K-1 in accordance with applicable tax regulations; and

            (vi) Mail Fund offering materials to prospective investors in accordance with instructions from an Authorized Person.

18. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Fund or by PFPC on sixty (60) days' prior written notice to the other party. In the event the Fund gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor service provider (or each successive service provider, if there are more than one), and all trailing expenses incurred by PFPC, will be borne by the Fund.

19. CHANGE OF CONTROL. Notwithstanding any other provision of this Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control of the Adviser or sponsor, the Fund's ability to terminate the Agreement pursuant to Section 18 will be suspended from the time of such agreement until the later to occur of (i) the first anniversary of the Change of Control and (ii) the date which is exactly 18 months after the date set forth in the first paragraph of this Agreement.

20. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

21. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or The PNC Financial Services Group, Inc., provided that PFPC gives the Fund 30 days prior written notice of such assignment or delegation.

22. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

24.   MISCELLANEOUS.

      (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

      (b) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

      (c) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      (d) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law without regard to principles of conflict of law.

      (e) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      (f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      (g) No Representations or Warranties. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

      (h) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                          PFPC INC.

                                          By:
                                              --------------------------------
                                          Title:
                                                ------------------------------





                                          EXCELSIOR VENTURE PARTNERS III, LLC

                                          By:
                                              --------------------------------
                                          Title:
                                                ------------------------------